SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of August 14, 2009, by and among Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

          WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

          WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $615,000 (the "Purchase Price") of principal amount of promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company's Common Stock, $0.001 par value (the "Common Stock") at a per share conversion price set forth in the Note (“Conversion Price”); and share purchase warrants (the “Warrants”), in the form annexed hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”) (the “ (the “Offering”). The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Shares” or “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

          WHEREAS, the aggregate proceeds of the sale of the Notes contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

          NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

                    1.      Closing Date. The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the Principal Amount designated on the signature page hereto for the Purchase Price indicated thereon.

                    2.      (a)      Prior Offerings. On May 11, 2007, the Company issued convertible promissory notes (“2007 Notes”) to the Subscribers and other investors pursuant to a subscription agreement (“2007 Subscription Agreement”) and “transaction documents” as defined in the 2007 Subscription Agreement (“2007 Transaction Documents”). On August 28, 2008, the Company issued convertible promissory notes (“2008 Notes”) to the Subscribers and other investors pursuant to a subscription agreement (“2008 Subscription Agreement”) and “transaction documents” as defined in the 2008 Subscription Agreement (“2008 Transaction Documents”). On May 22, 2009, the Company issued convertible promissory notes (“2009 Notes”) to the Subscribers and other investors pursuant to a subscription agreement (“2009 Subscription Agreement”) and “transaction documents” as defined in the 2009 Subscription Agreement (“2009 Transaction Documents”). Schedule 2 hereto sets forth the principal and interest outstanding on the 2007 Notes, 2008 Notes and 2009 Notes as of the Closing Date.

                               (b)      Payment Subordination. Pursuant to the authority of the Subscribers constituting a Majority in Interest (as defined in the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents), the following actions, modifications and terms shall apply to the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents:

                                            (i)      The term “Obligations” as employed in the Security Agreement and Collateral Agent Agreement components of the 2008 Transaction Documents shall include all amounts payable or owing to the Subscribers under the Notes, the Subsidiary Guaranty, the Additional Security Documents (as hereinafter defined) and pursuant to the August 2009 Transaction Documents.

                                            (ii)      The terms “Note” and “Notes” as employed in the Security Agreement component of the 2008 Transaction Documents shall include respectively, “Note” and “Notes” as employed in the August 2009 Transaction Documents.

                                            (iii)      The rights described in Section 12(a) of the 2008 Subscription Agreement are waived with respect to the Offering.

                                            (iv)      Rights and benefits granted to the Subscribers pursuant to the August 2009 Transaction Documents including but not limited to the rights described in Sections 9(f) and 12(a) of this Agreement which conflict with rights granted pursuant to the terms of the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents shall supersede and be superior to such other rights.

                                            (v)      The Company will not issue shares of Common Stock upon conversion of 2007 Notes, 2008 Notes and 2009 Notes to any holders of such 2007 Notes, 2008 Notes and 2009 Notes who does not purchase its entire pro-rata portion which may be purchased hereunder in the full amounts set forth on Schedule A to the Escrow Agreement until the Subscribers who do purchase Notes in this Offering for their full pro-rata amounts set forth on Schedule A to the Escrow Agreement have converted or have been paid principal of the 2007 Notes, 2008 Notes, 2009 Notes or Notes, after the Closing Date, of not less than 100% of the amount of Note principal purchased by all such Subscribers in the Offering.

                                            (vi)      The Subscribers hereunder are granted priority in payment of any amount equal to the Notes acquired pursuant to this Agreement. To the extent the Company is unable to fully satisfy all of the 2007 Notes, 2008 Notes, 2009 Notes and the Notes, regardless of the existence of a security interest and the terms of the Security Agreement and Collateral Agent Agreement components of the 2008 Transaction Documents, payment shall be made first to satisfy all amounts payable to the Subscribers pursuant to the August 2009 Transaction Documents and thereafter in the priority set forth in the 2009 Transaction Documents. It is the intention of the Subscribers and Company that the 2007 Notes, 2008 Notes, 2009 Notes and all sums payable in connection with the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents be subordinate to the Notes in terms of conversion, payment, priority, security and share reservation.

                                            (vii)      The Subscribers agree that they will not authorize nor instruct the Collateral Agent to enforce any rights under the 2007 Transaction Documents or 2008 Transaction Documents or 2009 Transaction Documents inconsistent with any of the foregoing or the rights granted to the Subscribers pursuant to the August 2009 Transaction Documents or arising as a result of or in connection with the Offering and August 2009 Transaction Documents.

                    3.      Warrants. On the Closing Date, the Company will issue and deliver Class A

Warrants to the Subscribers (the “Warrants”). One Class A Warrant will be issued for each one Share which would be issued on the Closing Date assuming the complete conversion of the Notes issued on such Closing Date at the Conversion Price in effect on the Closing Date assuming such Closing Date were a Conversion Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be equal to $0.005. The Class A Warrants shall be exercisable until six (6) years after the Closing Date. The Class A Warrants will be exercisable on a cashless basis as described in the Class A Warrants.

                    4.      Subscriber Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                               (a)      Organization and Standing of the Subscribers. If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                               (b)      Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other August 2009 Transaction Documents and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other August 2009 Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other August 2009 Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

                               (c)      No Conflicts. The execution, delivery and performance of this Agreement and the other August 2009 Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other August 2009 Transaction Documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                               (d)      Information on Company. Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the fiscal year ended January 31, 2009, and the financial statements included therein for the year ended January 31, 2009, together with all subsequent filings made with the Commission available at the EDGAR website until five days before the Closing Date (hereinafter referred to collectively as the "Reports"). In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the "Other Written

Information"), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

                               (e)      Information on Subscriber. Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Subscriber is accurate.

                               (f)      Purchase of Notes and Warrants. On the Closing Date, such Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

                               (g)      Compliance with Securities Act. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

                               (h)      Shares Legend. The Shares and Warrant Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN

ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

                               (i)      Notes and Warrants Legend. The Notes and Warrants shall bear the following legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE –OR-EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

                               (j)      Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                               (k)      Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each Subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                               (l)      No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                                  (m)      Correctness of Representations. Such Subscriber represents as to such

Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

                               (n)      Survival. The foregoing representations and warranties shall survive the Closing Date.

                    5.      Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

                               (a)      Due Incorporation. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. As of the Closing Date, the Company’s only Subsidiary is Big Chunk Corp., an Alaska corporation, which is wholly-owned by the Company.

                               (b)      Outstanding Stock. All issued and outstanding shares of capital stock of the Company and Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.

                               (c)      Authority; Enforceability. This Agreement, the Note, the Warrants, the Subsidiary Guaranty, the Additional Security Documents and the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “August 2009 Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries (as applicable) and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the August 2009 Transaction Documents and to perform its obligations thereunder.

                               (d)      Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of the Company or Subsidiaries or other equity interest in the Company except as described on Schedule 5(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date and the components thereof are set forth on Schedule 5(d).

                               (e)      Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the August 2009 Transaction Documents and compliance and performance by the Company of its obligations under the August 2009 Transaction Documents, including, without limitation, the issuance and sale of the Securities. The August 2009 Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors.

                               (f)      No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                                            (i)      violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                                            (ii)      result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except as described herein; or

                                            (iii)      except as described in Schedule 5(d), result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any other creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

                                            (iv)      will result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

                               (g)      The Securities. The Securities upon issuance:

                                            (i)      are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                                            (ii)      have been, or will be, duly and validly authorized and on the date of issuance of the Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

                                            (iii)      will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

                                            (iv)      will not subject the holders thereof to personal liability by reason of being such holders; and

                                            (v)      assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

                               (h)      Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the August 2009 Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                               (i)      No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                               (j)      Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since January 31, 2009 and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

                               (k)      Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                               (l)      Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                               (m)      No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. No prior integrated offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

                               (n)      No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                               (o)      No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since January 31, 2009 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 5(o).

                               (p)      No Undisclosed Events or Circumstances. Since January 31, 2009, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                               (q)      Capitalization. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company is described on Schedule 5(d).

                               (r)      Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

                               (s)      No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

                                (t)      Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

                               (u)      Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                               (v)      Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

                               (w)      Listing. The Company's Common Stock is quoted on the Bulletin Board under the symbol LBSU. The Company has not received any oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

                               (x)      DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(x) hereto.

                               (y)      Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (l), (o), (p), (q), (s), (t) and (u) of this Agreement, as same relate to the Subsidiary of the Company. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its predecessors. The Company represents that it owns the equity of the Subsidiaries and rights to receive equity of the Subsidiaries as set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a). No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.

                               (z)      Banking. Schedule 5(z) contains a list of all financial institutions at which the Company maintains deposit and checking accounts. The list includes the address of such financial institution and account number of such accounts.

                               (AA)      Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

                               (BB)      Survival. The foregoing representations and warranties shall survive the Closing Date.

                    6.      Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit D. The Company will provide, at the Company's expense, such other legal opinions, if any, as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration.

                    7.1.   Conversion of Note.

                               (a)      Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h). If and when a Subscriber sells the Shares, assuming (i) a registration statement including such Shares for registration, filed with the Commission is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) such Subscriber or its agent confirms in writing to the transfer agent that such Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Shares without restrictive legend and the Shares will be free-trading, and freely transferable. In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend indefinitely, if pursuant to Rule 144(b)(1)(i) of the 1933 Act, or for 90 days if pursuant to the other provisions of Rule 144 of the 1933 Act, provided that Subscriber delivers all reasonably requested representations in support of such opinion.

                               (b)      A Subscriber will give notice of its decision to exercise its right to convert the Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. Such Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to such Subscriber via express courier for receipt by such Subscriber within three (3) business days after the Notice of Conversion is given by the Subscriber (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to such Subscriber if requested by Subscriber, provided such Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, such Subscriber hereby indemnifies the Company against loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

                               (c)      The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively later than the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to such Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount (and proportionately for other amounts) being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this Section upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within seven (7) business days after the Delivery Date or make payment within seven (7) business days after the Mandatory Redemption Payment Date (as defined in Section 7.2 below), such Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and such Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

                    7.2.   Mandatory Redemption at Subscriber’s Election. In the event (i) the Company is prohibited from issuing Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement), that continues for more than thirty (30) business days, (iii) a Change in Control (as defined below), or (iv) of the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, the Company must pay to each Subscriber ten (10) business days after request by each Subscriber (“Calculation Period”), a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by 115%, plus accrued but unpaid interest and any other amounts due under the 2009 Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding. The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by a Subscriber shall be credited against the Mandatory Redemption Payment. For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or its Subsidiaries, and (iii) if the holders of the Company’s Common Stock as of the Closing Date beneficially own at any time after the Closing Date less than 40% of the Common Stock owned by them on the Closing Date (other than as a result of their having sold their stock except under a tender offer).

                    7.3.   Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note nor may the Company make any payment including principal, interest, or liquidated or other damages in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by such Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99% . The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days’ prior written notice to the Company. Such Subscriber may allocate which of the equity of the Company deemed beneficially owned by such Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99% .

                    7.4.   Injunction/ Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the outstanding principal and interest of the Note, or aggregate purchase price of the Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

                    7.5.   Buy-In. In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date such Subscriber or a broker on such Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which such Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay to such Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) such Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay such Subscriber $1,000 plus interest. Such Subscriber shall provide the Company written notice and evidence indicating the amounts payable to such Subscriber in respect of the Buy-In.

                    7.6   Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement and the Notes and Warrants.

                    7.7.   Redemption. The Notes and Warrants shall not be redeemable or callable by the Company except as described in the Notes and Warrants.

                    8.      Broker/Due Diligence/Legal Fees.

                               (a)      Broker. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions, finder’s fees or due diligence fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby or in connection with any investment in the Company at any time, whether or not such investment was consummated and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, due diligence fees, lead investor fees, or similar payments in connection with the Offering.

                               (b)      Subscriber’s Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a fee of $15,000 (“Subscribers’ Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants. The Legal Fees and Subscribers’ other expenses in connection with the Offering (to the extent known as of the Closing) will be payable out of funds held pursuant to the Escrow Agreement. Grushko & Mittman, P.C. will be reimbursed at Closing for all lien searches, filing fees, and printing and shipping costs for the closing statements to be delivered to Subscribers.

                    9.      Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

                               (a)      Stop Orders. The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                               (b)      Listing/Quotation. The Company shall promptly secure the quotation or listing of the Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes or Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

                               (c)      Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

                               (d)      Filing Requirements. From the date of this Agreement and until the last to occur of (i) two (2) years after the Closing Date, (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (iii) the Notes are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                               (e)      Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes and in the priority set forth on Schedule 9(e) unless otherwise agreed to by Subscribers. Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations, except equipment payments, nor redeem any equity instruments of the Company without the prior consent of the Subscribers.

                               (f)      Reservation. Prior to the Closing, the Company undertakes to reserve and maintain such reservation, pro rata, on behalf of each holder of a Note, from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 175% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and reserve 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Note. If at any time Notes are outstanding the Company has insufficient Common Stock reserved on behalf of the Subscribers in an amount equal to at least 125% of the amount necessary for full conversion of all the outstanding Notes (“Minimum Required Reservation”), the Company will promptly take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than thirty days after the first day the Company has less than the Minimum Required Reservation. The Company agrees to provide notice to the Subscribers not later than three days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers. For purposes of determining the Required Reservation and Minimum Required Reservation, the lesser of the Fixed Conversion Price or the Conversion Price set forth in Section 2.1(ii)(B) of the Note shall be employed. To the extent there are insufficient shares of Common Stock reserved to allow the complete conversion of the 2007 Notes, the 2008 Notes, the 2009 Notes and the Notes issued in the Offering, then the available shares of Common Stock will be allocated pari passu, first to the Subscribers in an amount equal to that number of Shares issuable upon conversion of the Notes issued in the Offering, which such Shares may be employed by the Subscribers, in their individual discretion, for issuance upon conversion of the 2007 Notes, 2008 Notes, 2009 Notes or the Notes issuable in connection with this Agreement. Thereafter the available shares of Common Stock will be allocated as described in the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents.

                               (g)      DTC Program. At all times that Notes are outstanding, the Company will employ as the transfer agent for the Common Stock and Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

                               (h)      Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                               (i)      Insurance. From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

                               (j)      Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                               (k)      Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                               (l)      Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

                               (m)      Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

                               (n)      Confidentiality/Public Announcement. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscribers’ securities or in correspondence with the SEC regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date and each Additional Closing Date. Prior to filing or announcement, such Form 8-K or public announcement will be provided to Subscribers for their review and approval. In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note or Shares are held by such Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company shall within one business day after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K or otherwise. In the event that the Company believes that a notice or communication to a Subscriber contains material, nonpublic information, relating to the Company or Subsidiaries, the Company shall so indicate to such Subscriber prior to delivery of such notice or information. Subscriber will be granted sufficient time to notify the Company that Subscriber elects not to receive such information. In such case, the Company will not deliver such information to Subscriber. In the absence of any such indication, such Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

                               (o)      Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and any other disclosure required under the August 2009 Transaction Documents, which information the Company undertakes to publicly disclose not later than the sooner of the required or actual filing date of the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to accept such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                               (p)      Negative Covenants. So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

                                            (i)      create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for: (A) the Excepted Issuances (as defined in Section 12 hereof), and the 2007 Notes, 2008 Notes and 2009 Notes held by Subscribers, up to 100% of the aggregate principal amount of Notes issued in the Offering, and (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”) and (g) indebtedness for borrowed money which is not senior or pari passu in right of payment of the Notes, or distribution or interest in the Company’s assets.

                                            (ii)      except as required pursuant to Section 9(f) of this Agreement, amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscriber (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscribers);

                                            (iii)      repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the August 2009 Transaction Documents.

                                            (iv)      engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary, or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

                                            (v)      prepay or redeem any financing related debt or past due obligations outstanding as of the Closing Date, except prepayment of equipment leases.

The Company agrees to provide Subscribers not less than ten (10) days notice prior to becoming obligated to or effectuating a Permitted Lien or Excepted Issuance.

                               (q)      Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers, or pursuant to the 2007 Transaction Documents, 2008 Transaction Documents or 2009 Transaction Documents, the Company will not, without the consent of the Subscribers, file with the Commission or with state regulatory authorities any registration statements or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such Common Stock is registered therein, (including but not limited to Forms S-8), until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) eighteen months after the Closing Date, or (ii) until all the Shares have been resold or transferable by the Subscribers for 270 consecutive days pursuant to a registration statement or Rule 144b(1)(i), without regard to volume limitations. The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note. Registration Statement priority shall be given to a registration statement to be filed on behalf of the Subscribers to this Offering.

                               (r)      Offering Restrictions. For so long as the Notes are outstanding, the Company will not enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”), unless the proceeds of which are used to pay out the Notes and the convertible promissory notes issued to the Subscribers by the Company or about May 11, 2007 in full. For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

                               (s)      Seniority. Except for Permitted Liens and as otherwise provided for herein, until the Notes are fully satisfied or converted, the Company shall not grant any security interest to be taken in the assets of the Company or any Subsidiary; nor issue any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary equal to or superior to any right of the holder of a Note in or to such assets.

                               (t)      Lockup Agreement. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of an irrevocable lockup agreement (“Lockup Agreement”) in the form annexed hereto as Exhibit E, with James Briscoe, President of the Company.

                               (u)      Notices. For so long as the Subscribers hold any Securities, the Company will maintain a United States address and United States fax number for notice purposes under the August 2009 Transaction Documents.

                               (v)      Transactions With Insiders. So long as any Note is outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets (including but not limited to the Company’s mineral rights, mineral claims, and federal mining claims) with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual. Affiliate for purposes of this Section 9(v) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

                               (w)      Reverse Split of Common Stock. The Company will have, prior to August 31, 2009, amended the Articles of Incorporation to effectuate a 4 for 1 reverse split of its authorized shares of Common Stock with each share having a par value of $.00001.

                               (x)      Closing Condition. As a condition to the closing of this funding, on or before the Closing Date, the Notes issued in the 2009 funding will be secured by the granting and filing of a security interest identical with the security interest granted herein as further described on Schedule 13.

                    10.      Covenants of the Company and Subscriber Regarding Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                    11.      Additional Post-Closing Obligations.

                    11.1.   Piggy-Back Registrations. If at any time until eighteen months after the Closing Date there is not an effective registration statement covering all of the Conversion Shares and Warrant Shares (“Registrable Securities”) and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, including on Form S-4 (as promulgated under the 1933 Act) or its then equivalent form but excluding Form S-8, , then the Company shall send to each holder of any of the Securities written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Shares such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 11.1. The holders whose Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of Securities included in such registration statement. Notwithstanding anything to the contrary herein, the registration rights granted hereunder to the holders of Securities shall not be applicable for such times as such Shares may be sold by the holder thereof without restriction pursuant to Section 144(b)(1) of the 1933 Act. In no event shall the liability of any holder of Securities or permitted successor in connection with any Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Shares sold pursuant to such registration or such lesser amount applicable to other holders of Securities included in such registration statement. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the holder and will be apportioned among such holders in proportion to the number of Shares included therein for a holder relative to all the Securities included therein for all selling holders, or as all holders may agree. Priority in Registration Statements shall be given first to the Shares issuable upon conversion of the Notes; thereafter to Common Stock issuable upon conversion of the 2009 Notes; thereafter to Common Stock issuable upon conversion of the 2008 Notes; and thereafter to Common Stock issuable upon conversion of the 2007 Notes.

                    11.2.   Delivery of Unlegended Shares.

                               (a)      Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares or any other Common Stock held by a Subscriber have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(i) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

                               (b)      In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                               (c)      The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.2 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares subject to such default at a price per share equal to the greater of (i) 120%, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                               (d)      In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                               (e)      In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.2 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.2, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

                    11.3.   In the event commencing six months after the Closing Date and ending twenty-four months thereafter, the Subscriber is not permitted to resell any of the Shares, without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to non-affiliate Subscribers of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Subscriber’s status as an Affiliate or “control person” of the Company or change in current applicable securities laws, then the Company shall pay such Subscriber as liquidated damages and not as a penalty an amount equal to 1.75% for each thirty days (or such lesser pro-rata amount for any period less than thirty days) thereafter of the purchase price of the Shares by the Subscriber during the pendency of the 144 Default. Liquidated Damages shall not be payable pursuant to this Section 11.3 in connection with Shares for such times as such Shares may be sold by the holder thereof without volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act.

                    12.      (a)      Right of Participation. Until eighteen months after the Closing Date, the Subscribers shall be given not less than ten business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or equity linked debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d), (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and described on Schedule 5(d), and (v) as a result of the conversion of Notes or exercise of Warrants which are granted or issued pursuant to this Agreement on the terms described in the August 2009 Transaction Documents as of the Closing Date (collectively the foregoing (i) through (v) are “Excepted Issuances”). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the ten business days following receipt of the notice to purchase for cash or by using the outstanding balance including principal, interest, liquidated damages and any other amount then owing to such Subscriber by the Company, such offered

Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, and if the aggregate other offering is for less than the amounts owned to the Subscribers, collectively; in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the ten business days following the notice of modification to exercise the right to participate in such offering. The rights granted to the Subscribers in this Section 12(a) shall have priority over similar rights granted pursuant to the 2007 Transaction Documents, the 2008 Transaction Documents and the 2009 Transaction Documents.

                               (b)      Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time the Notes are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Fixed Conversion Price in effect at such time, without the consent of the Subscribers, then the Company shall issue, for each such occasion, additional shares of Common Stock to the Subscribers respecting the Shares that are then still owned by the Subscriber at the time of the Lower Price Issuance so that the average per share purchase price of the Shares owned by the Subscriber on the date of the Lower Price Issuance is equal to such other lower price per share and the Conversion Price shall automatically and without the requirement of further action be reduced to such other lower price. The delivery to a Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. Each Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance or lower than the Conversion Price paid for Shares held on the day the adjustment required hereunder is made. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock. The rights of each Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any 2009 Transaction Document, and any other agreement referred to or entered into in connection herewith or to which such Subscriber and Company are parties. The Company and Subscribers acknowledge that the Offering is an Excepted Issuance as that term is employed in the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents and that the Offering does not constitute a Lower Price Issuance as that term is employed in the 2007 Transaction Documents, 2008 Transaction Documents and 2009 Transaction Documents.

                               (c)      Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a) and 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

                    13.      (a)      Guaranty. The Subsidiary (as defined in Section 5(a) of this Agreement) will guaranty the Company’s obligations under the August 2009 Transaction Documents [as defined in

Section 5(c)] (as defined in Section 4(b) below). Such guaranty will be memorialized in a “Subsidiary Guaranty”, the form of which is annexed hereto as Exhibit F.

                               (b)      Additional Security Documents. The Company will also execute documents and agreements described on Schedule 13 and such other documents reasonably requested by the Subscribers (“Additional Security Documents”) which will be prepared and filed at the Company’s expense, at the jurisdiction, states and counties designated by the Subscribers.

                    14.      Miscellaneous.

                               (a)      Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Liberty Star Uranium & Metals Corp., 5610 E. Sutler Lane, Tucson, Arizona 85712, Attn: James A. Briscoe, President, telecopier: (520) 844-1118, with a copy by telecopier only to: Clark Wilson LLP, 800-885 West Georgia Street, Vancouver, B.C. Canada, Attn: Bernard Pinsky, Esq., telecopier: (604) 687-6314, and (ii) if to the Subscriber, to: the one or more addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, fax number: (212) 697-3575.

                               (b)      Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                               (c)      Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                               (d)      Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other 2009 Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

                               (e)      Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                               (f)      Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the August 2009 Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the August 2009 Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any August 2009 Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in a registration statement and (ii) review by, and consent to, such registration statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the August 2009 Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the August 2009 Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and August 2009 Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the August 2009 Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the August 2009 Transaction Documents or the transactions contemplated thereby.

                               (g)      Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

                               (h)      Consent. As used in this Agreement and the August 2009 Transaction Documents and any other agreement delivered in connection herewith, “consent of the Subscribers” or similar language means the consent of holders of not less than 70% of the outstanding principal amount of the Notes on the date consent is requested (such amount being a “Majority in Interest”). A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the August 2009 Transaction Documents, modify any 2007 Transaction Documents, 2008 Transaction Documents, 2009 Transaction Documents and August 2009 Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the 2007 Transaction Documents, 2008 Transaction Documents, 2009 Transaction Documents and August 2009 Transaction Documents provided the effect of such action does not waive any accrued damages. The foregoing notwithstanding, a Majority in Interest of the Subscribers participating in the August 2009 Transaction may consent to subordinate the real estate security interests (as described on Schedule 13) granted to Subscribers in the August 2009 Transaction Documents.

                               (i)      Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the August 2009 Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns who agree or are deemed to have agreed to such amendment or consent.

                               (j)      Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

                               (k)      Calendar Days. All references to “days” in the August 2009 Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the August 2009 Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

                               (l)      Maximum Liability. In no event shall the liability of any Subscriber or permitted successor hereunder or under any August 2009 Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities.

                               (m)      Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                               (n)      Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

                               (o)      Successor Laws. References in the August 2009 Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196 __________________________________________________________ (Signature) By:	$338,251.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
HARBORVIEW MASTER FUND L.P. 2nd Floor, Harbor House Waterfront Drive, Road Town Tortola, British Virgin Islands Fax: (284) 494-4771 __________________________________________________________ (Signature) By:	$76,847.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
PLATINUM PARTNERS LONG TERM GROWTH VI 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212) __________________________________________________________ (Signature) By:	$126,116.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
BRIO CAPITAL LP 401 E. 34th St.-Suite South 33C New York, NY 10016 Fax: (646) 390-2158 __________________________________________________________ (Signature) By:	$21,857.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (E)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
DOUBLE U MASTER FUND LP Harbour House, Waterfront Drive, Road Town Tortola, BVI Fax: (284) 494-4771 __________________________________________________________ (Signature) By:	$26,106.00

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (F)

          Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

LIBERTY STAR URANIUM & METALS CORP.
a Nevada corporation

By:_________________________________
              Name:
              Title:

Dated: August ___, 2009

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT
IROQUOIS MASTER FUND LTD. c/o Iroquois Capital Management, LLC 641 Lexington Avenue, 26th Floor New York, NY 10022 Fax: (212) 207-3452 __________________________________________________________ (Signature) By:	$25,823.00

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Class A Warrant

Exhibit C	Escrow Agreement

Exhibit D	Form of Legal Opinion

Exhibit E	Form of Lock Up Agreement

Exhibit F	Form of Subsidiary Guaranty

Schedule 2	Outstanding Principal and Interest on Notes

Schedule 5(a)	Equity and encumbrances on ownership in Subsidiaries

Schedule 5(d)	Additional Issuances / Capitalization / Reset Rights

Schedule 5(o)	Undisclosed Liabilities

Schedule 5(x)	Transfer Agent

Schedule 5(z)	Financial Accounts

Schedule 9(e)	Use of Proceeds

Schedule 13	Additional Security Interest Filings

EXHIBIT E

LOCKUP AGREEMENT

          This AGREEMENT (the "Agreement") is made as of the ____ day of August, 2009, by James Briscoe ("Holder"), in connection with his ownership of shares of Liberty Star Uranium & Metals Corp., a Nevada corporation (the "Company").

          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

          1.      Background.

                    a.      Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company (“Common Stock”) designated on the signature page hereto.

                    b.      Holder acknowledges that the Company has entered into or will enter into at or about the date hereof agreements with subscribers each a (“Subscription Agreement”) to the Company’s Notes which are convertible into Common Stock (“Notes”) (the “Subscribers”). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to obtain on behalf of the Subscribers an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until two years after the Closing Date (as defined in the Subscription Agreement) (the "Restriction Period"), except as described below.

          2.      Share Restriction.

                    a.      Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

                    b.      Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

                    c.      Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned, or (iv) a bona fide sale for cash at not less than $0.90 per share of Common Stock (which price shall be equitably adjusted in connection with stock splits, stock dividends, and similar events). For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

          3.      Miscellaneous.

                    a.      At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

                    b.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                    c.      The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

                    d.      This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

                    e.      This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

                    f.      The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

________________________________
(Signature of Holder)

________________________________
(Print Name of Holder)

________________________________
Number of Shares of Common Stock
Beneficially Owned and as more fully
described below if not in the form of
shares of Common Stock

COMPANY:

LIBERTY STAR URANIUM & METALS CORP.

By: ______________________________

SCHEDULE 2

OUTSTANDING PRINCIPAL AND INTEREST ON NOTES

SCHEDULE 5(a)

EQUITY AND ENCUMBRANCES ON OWNERSHIP IN SUBSIDIARIES

Liberty Star owns two common shares in the capital of Big Chunk Corp., representing 100% of the outstanding equity and rights to receive equity of Big Chunk Corp. There are no encumbrances on such ownership.

SCHEDULE 5(d)

CAPITALIZATION

Capitalization as of August 6, 2009

Authorized Shares	5,000,000,000

Outstanding Issued Shares as of 08/06/2009	229,640,317

Percent held by Management (approximate)	4%

Public Float (ESTIMATE)	221,000,000

Dilution:

Incentive Stock Options Issued to Employees

Outstanding at 08/06/2009	2,854,500
Exercisable at 08/06/2009	2,854,500

Non-qualified Stock Options Issued to Non-employees

Outstanding at 08/06/2009	1,789,000
Exercisable at 08/06/2009	1,789,000

Outstanding Whole Share Purchase Warrants	9,051,047

Amount owing that could be converted to shares under 2007, 2008 and May 2009 Convertible Notes (convertible at 80% of market prices) as at July 31, 2009
2007 Notes: $2,269,711
2008 Notes: $414,184.
2009 Notes: $170,668.

SCHEDULE 5(o)

UNDISCLOSED LIABILITIES

The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since January 31, 2009 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SCHEDULE 5(x)

TRANSFER AGENT

Nevada Agency and Trust Company (NATCO)
Bank of America Plaza
50 Wet Liberty Street, Suite 880
Reno, NV 89501
Phone:    775-322-0626
Fax:         775-322-5623
Contact:  Mary Ramsey
E-mail:      mary@natco.org

Schedule 5(z)

List of all financial institutions at which the Company maintains deposit and checking accounts.

Company	Bank Name	Bank Address	Account Description
Liberty Star Uranium & Metals Corp	Bank of the West	3175 N. Swan Road, Suite 101 Tucson, AZ 85712	Commercial Checking
Liberty Star Uranium & Metals Corp	Chase Bank	4660 E Sunrise Dr Tucson, AZ 85718	Commercial Checking
Liberty Star Uranium & Metals Corp	Chase Bank	4660 E Sunrise Dr Tucson, AZ 85718	CD (restricted for bonding)

SCHEDULE 9(e)

USE OF PROCEEDS

Description	Amount
Payroll & Contracted Labor	$24,498
Mineral Land Payments	555,945
Office	2,725
Professional Fees	25,434
Insurance	6,398
Totals	$615,000

SCHEDULE 13

ADDITIONAL SECURITY INTEREST FILINGS

Alaska – Deed of Trust

Alaska – Financing Statement UCC-1

Arizona – Deed of Trust – Coconino County

Arizona – Deed of Trust – Mojave County

Arizona – Financing Statements on UCC-1